UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 10, 2025

ACCEL ENTERTAINMENT, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38136	98-1350261
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

140 Tower Drive
Burr Ridge ,	Illinois	60527
(Address of principal executive offices)	(Zip Code)

(630) 972-2235
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A-1 common stock, par value $0.0001 per share	ACEL	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 10, 2025, Eden Godsoe, a Class 3 director on the Board of Directors (the “Board”) of Accel Entertainment, Inc. (the "Company"), informed the Company that she will not stand for reelection at the Company’s upcoming 2025 Annual Meeting of Stockholders (the “Annual Meeting”). Ms. Godsoe’s decision not to stand for reelection was not due to any disagreement with the Company on any matter relating to its operations, policies, or practices.
The Company thanks Ms. Godsoe for her service and contributions to the Board.
In addition, on April 10, 2025, the Board appointed Cheryl Kondra, effective immediately, as a Class 2 director on the Board with a term expiring at the Company’s 2027 Annual Meeting of Stockholders. Following the Annual Meeting, Mrs. Kondra will be appointed as Chair of the Audit Committee of the Board (the “Audit Committee”) and as a member of the Compensation Committee of the Board (the “Compensation Committee”). In connection with Ms. Kondra’s appointment to the Board, the Company increased the size of the Board from 8 to 9 directors.
In accordance with the Company’s practice of providing compensation to its non-employee directors, Ms. Kondra will receive, in respect of her service on the Board for the remainder of calendar year 2025, the prorated amounts of the following cash fees (i) $65,000 for serving on the Board, (ii) $25,000 for serving as the Chair of the Audit Committee and (iii) $10,000 for serving on the Compensation Committee. Ms. Kondra will also receive an initial restricted stock unit grant pursuant to the Company’s Amended and Restated Long Term Incentive Plan equal to the prorated amount of $140,000, subject to a vesting period ending on December 31, 2025 and subject to her continued service to the Company through such date. In addition, the Company intends to enter into a standard form of indemnity agreement with Ms. Kondra, a copy of which was filed with the Securities and Exchange Commission as Exhibit 10.5 to the Company’s Current Report on Form 8-K (File No. 333-236501) dated November 20, 2019 and incorporated by reference herein.
Ms. Kondra is not a party to any arrangement or understanding with any person pursuant to which she was elected as a director, nor a party to any transaction requiring disclosure pursuant to Item 404(a) of Regulation S-K.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCEL ENTERTAINMENT, INC.

Date: April 11, 2025	By:	/s/ Mathew Ellis
Mathew Ellis
Chief Financial Officer

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